EXHIBIT 99.2

1st Quarter 2007 Earnings Conference Call May 3, 2007

Forward-Looking Statements This presentation may include "forward-looking" statements that are generally identifiable through our use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our 2006 Form 10-K on file with the Securities and Exchange Commission.

Presentation Outline Summary of 1st Quarter 2007 Results Questions and Answers Reconciliation of Non GAAP Financial Measures Quinn J. Hebert President & Chief Executive Officer Scott T. Naughton Chief Operating Officer G. Kregg Lunsford Chief Financial Officer

Summary of Results (1) Pro Forma 1Q 2006 EPS was $.37 assuming the initial public offering of 22.2 million shares had occurred on Jan. 1, 2006 (2) See Reconciliation of Non-GAAP Financial Measures on page 10 of this presentation

Summary of Results- Key Statistics (1) Effective vessel utilization does not include acquired vessels prior to their in-service dates, vessels in dry docking, vessels taken out of service for upgrades or prior to their disposition and vessels jointly owned with a third party.

Earnings Growth

EBITDA Growth (1) (1) See Reconciliation of Non-GAAP Financial Measures on page 10 of this presentation

Capitalization <root/> <root/> (1) Common Stock, $.01 par value; 240,000,000 shares authorized, 84,327,742 shares issued (2) See Reconciliation of Non-GAAP Financial Measures on page 10 of this presentation (3) Calculated as total debt less cash divided by stockholders' equity plus debt less cash

Timing of Dry Docks and Upgrades- 2007 Vessel Type Timing of Out of Service Days

Reconciliation of Non-GAAP Financial Measures